Exhibit 23.5

Principal Officers:

Keith M. Braaten, P. Eng.

President & CEO

Jodi L. Anhorn, P. Eng.

Executive Vice President & COO

Officers / Vice Presidents:

Caralyn P. Bennett, P. Eng.

Tim R. Freeborn, P. Eng.

Leonard L. Herchen, P. Eng.

Myron J. Hladyshevsky, P. Eng.

Todd J. Ikeda, P. Eng.

Bryan M. Joa, P. Eng.

Mark Jobin, P. Geol.

John E. Keith, P. Eng.

LETTER OF CONSENT

We hereby consent to the use in the Registration Statement on Form F-1 of Brookfield Business Partners L.P. of the name GLJ Petroleum Consultants Ltd., to the references to our report of Insignia Energy Ltd.’s proved reserves and probable reserves and related future net revenue as of December 31, 2014 and the inclusion of our corresponding report letter, dated January 28, 2015 in the Registration Statement. We also consent to all references to us contained in such Registration Statement.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Dean A. Clarke
Dean A. Clarke, P. Eng. Manager, Engineering

Dated: October 22, 2015

Calgary, Alberta

CANADA

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com